Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Financial Square Treasury Solutions Fund described under Sub-Item 77D are described in
 Post-Effective Amendment No. 516 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 29, 2015 (Accession No. 0001193125-15-414886).

The changes with respect to the Goldman Sachs
Financial Square Prime Obligations Fund
described under Sub-Item 77D are described in Post-Effective Amendment No. 516 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 29, 2015 (Accession No. 0001193125-15-414886).